UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

rrd

2018 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS MEETING NOTICE

WHEN: Thursday, May 17, 2018 11 a.m. Central time	WHERE Hotel Arista 2139 City Gate Lane Naperville, Illinois 60563	RECORD DATE The close of business March 30, 2018

Dear Stockholders:

We are pleased to invite you to the R. R. Donnelley & Sons Company 2018 Annual Meeting of Stockholders.

Items of Business

Item 1.	To elect the nominees identified in this proxy statement to serve as directors until the 2019 Annual Meeting of Stockholders

Item 2.	To approve, on an advisory basis, the compensation of our named executive officers

Item 3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

Item 4.	To transact other business as may properly come before the meeting and any adjournments or postponements of the meeting

Stockholders of record as of the close of business on March 30, 2018 are entitled to vote at the 2018 Annual Meeting of Stockholders and any postponement or adjournment thereof. On the record date, there were 70,319,816 shares of common stock of R. R. Donnelley & Sons Company (“RRD” or the “Company”) issued and outstanding and entitled to vote at the meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided. You may also vote by calling the toll-free number or logging on to the Internet — even if you plan to attend the meeting. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 8. While most stockholders vote by proxy and do not attend the meeting in person, as long as you were a stockholder at the close of business on March 30, 2018, you are invited to attend the meeting, or to send a representative. Please note that only persons with an admission ticket or evidence of stock ownership, or who are guests of the Company, will be admitted to the meeting.

By Order of the Board of Directors,

Deborah L. Steiner

General Counsel and Corporate Secretary

April 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 17, 2018

This proxy statement and our annual report to stockholders are available at
www.rrd.com/proxymaterials. On this site, you will be able to access our 2018 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and all amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

Notice of Annual Meeting of Stockholders Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 17, 2018 This proxy statement and our annual report to stockholders are available on the Internet at www.rrd.com/proxymaterials. On this site, you will be able to access our 2018 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and all amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

1. ELECTION OF DIRECTORS

The following information about the business background of each person nominated by the Board of Directors (the “Board”) has been furnished to the Company by the nominees for director. Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. Mr. Katz has decided not to stand for re-election at the annual meeting.

Described below are certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness as a whole.

This proxy statement is issued by RRD in connection with the 2018 Annual Meeting of Stockholders scheduled for May 17, 2018. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 9, 2018.

Proposals Board Diversity 4yrs average tenure Tenure Director Independence 88% (7out of 8) Board Skills Financial 88% (7 out of 8 members of the Board) Global Business 75% (6 out of 8 members of the Board) Governance 50% (4 out of 8 members of the Board) leadership 100% (8 out of 8 members of the Board) Sales & Marketing 38% (3 out of 8 members of the Board) Strategy 56% (5 out of 8 members of the Board) 1-3 years 2 1 2 2 2 4-7 years 5 5 8+ years 14

1
RRD 2018 Notice of Meeting and Proxy Statement

PROPOSALS: 1. Election of Directors

The names of the nominees, along with their present positions, their principal occupations, their current directorships held with other public corporations, as well as such directorships held during the past five years, their ages and the year first elected as a director, among other things, are set forth below.

Daniel L. Knotts	Daniel L. Knotts has served as a member of our Board since 2016.
Current Directorships: None Former Directorships: None Age: 53 Director since: 2016

Since October 2016, Mr. Knotts has been the President and Chief Executive Officer of RRD. Prior to that, Mr. Knotts was the Company’s Chief Operating Officer since 2013. He served as Group President from 2008 until 2012 and, from 2007 until 2008, he served as Chief Operating Officer of the Global Print Solutions business. From 1986 until 2007, Mr. Knotts held positions of increasing responsibility at RRD within finance, operations, sales management and business unit leadership at various locations in the United States, including serving as Senior Vice President of Operations for the Magazine Business, President of the Specialized Publishing Services business and President of the Magazine, Catalog and Retail businesses.

Qualifications:

Mr. Knotts brings over 30 years of experience in the printing industry. He has served in various operational and leadership capacities throughout the Company and his deep knowledge of the industry and RRD give him unique strategic insights.

John C. Pope	John C. Pope is the Chair of our Board. Mr. Pope has been a member of our Board since 2004.

Current Directorships:

The Kraft Heinz Company

Talgo SA

Waste Management, Inc.

Former Directorships:

Con-way, Inc.

Dollar Thrifty Automotive
    Group, Inc.

Navistar International
    Corporation

Kraft Foods, Inc.

MotivePower Industries

Age: 69

Director since: 2004

Mr. Pope has served as the Chairman of PFI Group, LLC, a private investment company, since 1994. From 1988 until 1994, Mr. Pope served in various capacities at United Airlines and its parent company UAL Corporation, including serving as President, Chief Operating Officer and a director.

Qualifications:

Mr. Pope’s experience as chairman and senior executive of various public companies provides financial, strategic and operational leadership experience to the Board. He is an audit committee financial expert based on his experience as chief financial officer of a public company as well as his experience as a member and chairman of other public company audit committees. He has considerable corporate governance experience through his years of service on other public company boards in a variety of industries.

Irene M. Esteves	Irene M. Esteves has served as a member of our Board since 2017.
Current Directorships: Aramark Spirit AeroSystems Holdings, Inc. Former Directorships: Level 3 Communications TW Telecom Inc. Age: 59 Director since: 2017

Ms. Esteves most recently served as the Chief Financial Officer of Time Warner Cable Inc. from 2011 to 2013. She previously served as the Executive Vice President and Chief Financial Officer of XL Group plc from 2010 to 2011. Prior to that, Ms. Esteves was the Senior Vice President and Chief Financial Officer of Regions Financial Corporation from 2008 to 2010.

Qualifications:

Ms. Esteves’ experience as a chief financial officer of multiple companies brings financial and strategy expertise to the Board. She is an audit committee financial expert based on her experience as a chief financial officer of other public companies and brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. Ms. Esteves also has considerable corporate governance experience gained through her service on other public company boards.

BOARD SKILLS KEY	Financial	Global Business	Governance	Leadership	Sales & Marketing	Strategy

Our Board of Directors Recommends a Vote FOR Each Nominee for Director

2
RRD 2018 Notice of Meeting and Proxy Statement

PROPOSALS: 1. Election of Directors

Susan M. Gianinno	Susan M. Gianinno has served as a member of our Board since 2013. Ms. Gianinno is the Chair of
Current Directorships: None Former Directorships: A.T. Cross, Inc. Age: 69 Director since: 2013 our Corporate Responsibility & Governance Committee.

Since 2014, Ms. Gianinno has served as the Chairman of Publicis Worldwide, North America, an advertising agency network, and, in 2017, also became the Chairman of Publicis Academy. She was the Chairman and CEO of Publicis USA from 2003 to 2014. In addition, from 2014 until 2015, Ms. Gianinno was an Advanced Leadership Fellow at Harvard University. Prior to joining Publicis, Ms. Gianinno was a member of the Executive Committee of BCom3 Group, Inc., an advertising agency, until 2002, and Chairman and President of D’Arcy Masius Benton & Bowles, Inc. from 1998 to 2012.

Qualifications:

Ms. Gianinno’s experience as chief executive officer and president of various companies in the advertising industry gives the Board a different perspective regarding the ways in which new media, the internet and e-commerce have affected the advertising industry and the broader strategies of the Company’s clients. In addition, Ms. Gianinno brings substantial governance and strategy experience to the Board.

Timothy R. McLevish	Timothy R. McLevish has been a member of our Board since 2016. Mr. McLevish serves as the
Current Directorships: Kennametal, Inc. Former Directorships: ConAgra Foods, Inc. Lamb Weston Holdings, Inc. URS Corporation US Foods, Inc. Age: 63 Director since: 2016

Chair of our Audit Committee.

From 2016 until 2017, Mr. McLevish served as the Executive Chairman of Lamb Weston Holdings, Inc., a global leader in processing frozen potatoes for food service, quick serve restaurants and retail. Prior to that, Mr. McLevish served as Senior Advisor to the Chief Executive Officer of Walgreens Boots Alliance, Inc., a retail drug store chain, from 2015 until 2016 and served as their Executive Vice President and Chief Financial Officer from 2014 until 2015. From 2007 to 2014, Mr. McLevish held various positions with Kraft Foods Group, Inc. and its predecessor company Kraft Foods, Inc., manufacturers and marketers of packaged food products, including serving as Executive Vice President and Chief Financial Officer of Kraft Foods Group from 2012 to 2013, Executive Vice President and advisor to the Chief Executive Officer of Kraft Foods, Inc. from 2011 until 2013 and as Chief Financial Officer of Kraft Foods, Inc. from 2007 to 2011. From 2002 until 2007, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited, a diversified industrial company. Mr. McLevish was the Vice President and Chief Financial Officer of Mead Corporation, a manufacturer of wood products, from 1999 to 2002.

Qualifications:

Mr. McLevish’s experience as chief financial officer of multiple multinational companies brings deep financial and global business experience to the Board. He is an audit committee financial expert based on his experience as chief financial officer of various public companies and brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. Mr. McLevish also has considerable corporate governance experience gained through his years of experience on other public company boards, including having served as the Executive Chairman of the board of Lamb Weston Holdings, Inc.

Jamie Moldafsky	Jamie Moldafsky has been a member of the Board since 2016.
Current Directorships: None Former Directorships: None Age: 56 Director since: 2016

Ms. Moldafsky has served as the Chief Marketing Officer of Wells Fargo & Company, a global banking and financial services company, since 2011 and Executive Vice President, Sales, Marketing, Strategy & Home Equity from 2005 to 2011. Prior to this, she held various marketing, general management and leadership positions at several companies including Whirlpool Corporation, Charles Schwab Corporation, Applause Enterprises, Inc. and American Express Company.

Qualifications:

Ms. Moldafsky’s extensive sales and marketing experience provides the Board with a combination of operational and strategic insights. Her experience in marketing and digital communications provides leadership and innovative thinking which will further the Company’s evolution as a global provider of multichannel communications.

BOARD SKILLS KEY	Financial	Global Business	Governance	Leadership	Sales & Marketing	Strategy

3
RRD 2018 Notice of Meeting and Proxy Statement

PROPOSALS: 1. Election of Directors

P. Cody Phipps	P. Cody Phipps has been a member of our Board since 2016. Mr. Phipps serves as the Chair of our
Current Directorships: Owens & Minor, Inc. Former Directorships: Con-Way, Inc. Essendant, Inc. Age: 56 Director since: 2016

Human Resources Committee.

Since 2015, Mr. Phipps has served as the President, Chief Executive Officer and a member of the board of directors of Owens & Minor, Inc., a medical device and supply company and, since 2017, has served as its Chairman of the Board. From 2003 until 2015, Mr. Phipps held various leadership positions at Essendant, Inc. (formerly United Stationers, Inc.), a wholesale distributor of workplace supplies, furniture and equipment, including serving as the President, Chief Executive Officer and member of the board of directors from 2011 to 2015. Previously, he was a Partner at McKinsey & Company, Inc., where he co-founded and led its service strategy and operations initiative, which focused on driving operational improvements in complex service and logistic environments.

Qualifications:

Mr. Phipps’ experience as president and chief executive officer of multiple companies helps the Board further the Company’s role as a global provider of integrated communications and provides experience in strategic planning and leadership of evolving organizations. His extensive experience as a strategic consultant helps the Board supervise the Company’s ongoing drive for operational improvements.

BOARD SKILLS KEY	Financial	Global Business	Governance	Leadership	Sales & Marketing	Strategy

In 2017, the Board met 12 times. Each director of the Company during 2017 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

Only directors that receive a majority of the votes cast “FOR” their election will be elected. In the event that an incumbent director is not re-elected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

The Board recommends that the stockholders vote FOR each of our nominees for director.

4
RRD 2018 Notice of Meeting and Proxy Statement

2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for our named executive officers (our “NEOs”) by voting for or against it (“Say-on-Pay”). At the 2017 Annual Meeting, stockholders were asked to vote on an advisory (non-binding) basis on whether the Say-on-Pay vote should be held annually, every two years or every three years. Our stockholders indicated a preference for holding such a vote on an annual basis. As a result of such vote on the frequency of the Say-on-Pay vote, our Board holds an advisory vote to approve our executive compensation every year.

The Company received a 94.6% vote in support of its executive compensation program in the 2017 Say-on-Pay advisory vote. During the course of 2017, the Company continued its practice of engaging with stockholders about various corporate governance topics including executive compensation. The feedback received from investors and the results of past advisory votes were taken into consideration by the Board’s Human Resources Committee (the “HR Committee”) in the review and administration of our program throughout the year and in the full scale evaluation of executive compensation that was conducted in 2017.

As discussed in the Compensation Discussion and Analysis beginning on page 18, we believe the 2017 compensation decisions and the overall executive compensation program are tailored to our business strategies, align pay with performance and take into account the feedback received from our investors.

In 2017, compensation for the NEOs was comprised of three major components: base salary, annual incentive compensation and long-term incentive compensation. In addition, the NEOs were eligible to participate in benefit programs generally available to other executives within the Company and other benefits provided to certain executives as further described under Benefit Programs beginning on page 24 of this proxy statement.

As in prior years, in addition to the foregoing, RRD’s 2017 compensation philosophy was guided by five principles:

•	to link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and long-term incentive awards;

•	to align a significant portion of executive pay with stockholder interests through equity awards and stock ownership requirements;

•	to base a substantial portion of each NEO’s long-term incentive award on achieving or exceeding targeted levels of performance while maintaining a meaningful portion that vests over time and is therefore focused on retention of our top talent;

•	to establish target compensation levels that are competitive within the industries and markets in which we compete for executive talent; and

•	to structure compensation so that our executives share in our short- and long-term successes and challenges by varying compensation from target levels based upon business and individual performance.

Consistent with our compensation philosophy, RRD has adopted the following compensation best practices:

Clawback Policy	Awards granted under our cash incentive plans, stock option grants and performance shares or other performance based awards are subject to forfeiture in the case of fraud or intentional misconduct by an executive officer
No Tax Gross-Ups	No NEO is entitled to receive gross-ups for excise taxes or gross-ups on any supplemental benefits or perquisites
No Dividends or Dividend Equivalents	We do not pay or accrue for dividends on performance share units or restricted share units
Limited Perquisites	We provided limited perquisites to executive officers
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for the executive officers to further strengthen the alignment of management and stockholder interests
No Repricing	Our equity plans do not permit option re-pricing or option grants below fair market value
Risk Management	Employees, directors and certain of their immediate family members are prohibited from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to our stock
Annual Compensation Review	The HR Committee conducts an annual review of the executive compensation program to determine how well actual compensation targets and levels met our overall philosophy and targeted objectives in comparison to both market data and, where available, peer group data

The Board recommends a vote FOR the approval, on an advisory basis of the advisory resolution on Say-on-Pay

5
RRD 2018 Notice of Meeting and Proxy Statement

PROPOSALS: 2. Advisory Vote to Approve Executive Compensation

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is an advisory vote only and, therefore, it will not bind the Company or our Board. However, the Board and the HR Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2018 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEOs’ compensation by voting FOR the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2017 Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The Board recommends that the stockholders vote FOR approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement.

6
RRD 2018 Notice of Meeting and Proxy Statement

3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2018. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2018 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 is required to approve the proposal.

The Board and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

The Board and the Audit Committe recommend a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2017

7
RRD 2018 Notice of Meeting and Proxy Statement

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q:	Who can vote?
A:	You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date, March 30, 2018.

Q:	What is the difference between holding shares as a “stockholder of record” and a “street name” holder?
A:

If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “stockholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q:	How do I vote if shares are registered in my name (as stockholder of record)?
A:	By Mail:
Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by May 16, 2018.
By Telephone or Internet:

Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 1:00 a.m. Chicago time on the date of the 2018 Annual Meeting.

Q:	How do I vote if my shares are held in “street name?”
A:

You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

Proposals 1 and 2 are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters.

Proposal 3, the ratification of the appointment of the independent registered public accounting firm, is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q:	Can I vote my shares in person at the Annual Meeting?
A:

If you plan to attend the meeting and vote in person, your instructions depend on how your shares are held:

• Shares registered in your name — check the appropriate box on the enclosed proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the meeting.

• Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

Remember that attendance at the meeting will be limited to stockholders as of the record date with an admission ticket or evidence of their share ownership and guests of the Company.

Questions and Answers About How To Vote Your Proxy

8
RRD 2018 Notice of Meeting and Proxy Statement

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q:	Can I revoke my proxy or change my vote after I have voted?
A:	If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

• By delivering a written notice of revocation to the Secretary of the Company;

• By executing and delivering another proxy that bears a later date;

• By voting by telephone at a later time;

• By voting over the Internet at a later time; or

• By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q:	How are votes counted?
A:	In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2018 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q:	What are my options when voting for directors?
A:	When voting to elect directors, you have three options:

Vote FOR a nominee;

Vote AGAINST a nominee; or

ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q:	What are my options when voting on any other proposals?
A:	When voting on any other proposal, you have three options:

Vote FOR a given proposal;

Vote AGAINST a given proposal; or

ABSTAIN from voting on a given proposal.

Each of these matters requires the affirmative vote of a majority of the shares present, or represented by proxy, at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on a proposal, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the Proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on any of proposals 1 and 2.

Q:	How will my shares be voted if I sign and return my proxy card with no votes marked?
A:	If you sign and return your proxy card with no votes marked, your shares will be voted as follows:
	•	FOR the election of all nominees for director identified in this proxy statement;
	•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
	•	FOR the ratification of the Company’s independent registered public accounting firm.

Q:	How are proxies solicited and what is the cost?
A:	The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies. The Company has hired Morrow Sodali, LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q:	How many shares of stock were outstanding on the record date?
A:	As of the record date, there were 70,319,816 shares of common stock outstanding. This does not include 18,678,163 shares held in the Company’s treasury. Each outstanding share is entitled to one vote on each proposal.

9
RRD 2018 Notice of Meeting and Proxy Statement

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s website at the following address: www.rrd.com. A print copy of each charter is available upon request.

The table below reflects the membership of the committees and their primary responsibilities.

Timothy R. McLevish (Chair) Irene M. Esteves Jeffrey G. Katz John C. Pope

•  Assists the Board in its oversight of:

(1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, internal controls and financial statement audits,

(2) the Company’s compliance with legal and regulatory requirements,

(3) the qualifications and independence of the Company’s independent registered public accounting firm, and

(4) the performance of the Company’s internal audit department and the independent registered public accounting firm.

•  The committee selects, determines fees for, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

As required by its charter, each member of the Audit Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws. The Board has determined that each of Ms. Esteves and Messrs. Katz, McLevish and Pope is an “audit committee financial expert” as such term is defined under the federal securities laws and the NYSE listing rules.

Company Information AUDIT COMMITTEE Number of Meetings in 2016: 15 Members Primary Responsibilities Independence

10
RRD 2018 Notice of Meeting and Proxy Statement

COMPANY INFORMATION

Susan M. Gianinno (Chair) Jeffrey G. Katz Jamie Moldafsky

•  Makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board and its committees

•  Develops and implements governance principles for the Company, the Board and its committees

•  Conducts the regular review of the performance of the Board, its committees and its members

•  Oversees the Company’s responsibilities to its employees

•  Oversees the Company’s responsibilities to the environment

•  Reviews and recommends to the Board the compensation of outside directors

As required by its charter, each member of the Corporate Responsibility & Governance Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from outside advisors and to retain third-party consultants. In addition , it has the sole authority to approve the terms and conditions under which it engages director search firms.

P. Cody Phipps (Chair) Irene M. Esteves Susan M. Gianinno Timothy R. McLevish

•  Establishes the Company’s overall compensation strategy

•  Establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees

•  Adopts amendments to, and approves terminations of, the Company’s employee benefit plans

As required by its charter, each member of the HR Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

In addition, in accordance with NYSE listing rules, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a HR Committee member to affirmatively determine each member of the HR Committee is independent.

Pursuant to its charter, the HR Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company (with sole authority to approve any such firm’s fees and other retention terms).

Prior to selecting or receiving any advice from any committee advisor (other than in-house legal counsel) and on an annual basis thereafter, the HR Committee must assess the independence of such committee advisors in compliance with any applicable NYSE listing rules and the federal securities laws. The HR Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation. The HR Committee engaged Willis Towers Watson in 2017 as its executive compensation consultant to provide objective analysis, advice and recommendations on executive pay in connection with the HR Committee’s decision-making process.

CORPORATE RESPONSIBILITY & GOVERNANCE COMMITTEE Number of Meetings in 2016: 4 Members Primary Responsibilities Independence HUMAN RESOURCES COMMITTEE Number of Meetings in 2016: 9 Members Primary Responsibilities Independence

11
RRD 2018 Notice of Meeting and Proxy Statement

COMPANY INFORMATION

In 2017, Willis Towers Watson’s fees for executive compensation consulting services were $290,878. Additionally, Willis Towers Watson provided $88,500 in unrelated human resources services to the Company. These additional services included health and welfare consulting, international pension consulting and the purchase of compensation surveys.

While Willis Towers Watson provides additional services to the Company (not under the direction of the HR Committee), these services have all been approved by the HR Committee. The HR Committee reviewed the work and services provided by Willis Towers Watson and it has determined that (1) these services were provided on an independent basis and (2) no conflicts of interest exist. Factors considered by the HR Committee in its assessment include:

•	other services provided to the Company by Willis Towers Watson;

•	fees paid by the Company as a percentage of Willis Towers Watson’s total revenue;

•	Willis Towers Watson’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide other services;

•	any business or personal relationships between individual consultants involved in the engagement and HR Committee members;

•	whether any Company stock is owned by individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

Willis Towers Watson reported directly to the HR Committee and not to management on executive officer and director compensation matters. The Willis Towers Watson teams that provide health and welfare and international pension consulting services to us are separate from the Willis Towers Watson team that provides executive and director compensation consulting services. Management, including the Company’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers, other than the chief executive officer, for HR Committee review. The HR Committee then reviews management’s preliminary recommendations and makes final compensation decisions. Willis Towers Watson advised the HR Committee on the compensation levels of the Company’s executive officers and provided advice related to proposed compensation.

For 2018, the Chair of the HR Committee, along with the Board, worked with Willis Tower Watson to develop preliminary recommendations regarding compensation with respect to our chief executive officer. The HR Committee then reviewed these recommendations and made the final compensation decisions with respect to the CEO. All compensation decisions approved by the HR Committee are shared with the Board.

The HR Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of all executive compensation programs. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information regarding executive compensation decisions.

POLICY ON ATTENDANCE AT STOCKHOLDER MEETINGS

Directors are expected to attend in person regularly scheduled meetings of stockholders, except when circumstances prevent such attendance. All of the members of the Board attended the Company’s 2017 Annual Meeting in person.

CORPORATE GOVERNANCE

Governance Highlights

The Company has a practice of engaging in dialogue with our stockholders about various corporate governance topics. Insights we have gained from these discussions over the years have been helpful to the Board and its committees as they consider and adopt policies and other governance initiatives. In recent years the Company has undertaken a number of governance initiatives including:

•	Expiration of the stockholders rights plan (poison pill)

•	Elimination of a classified board

•	Adoption of majority voting

•	Elimination of super majority voting

•	Amendment of bylaws to allow 10% or greater stockholders to call a special meeting

•	Adoption of a policy regarding the independence of compensation consultants (which is now a part of the HR Committee charter)

12
RRD 2018 Notice of Meeting and Proxy Statement

COMPANY INFORMATION

•	Adoption of a clawback policy

•	Term limits for Board and Committee Chairs (further description on page 14 of this proxy statement)

•	Adoption of Political Activities Disclosure Policy

•	Split leadership — Non-executive Chairman and Chief Executive Officer

•	All independent directors except for the CEO

•	Board compensation heavily weighted toward equity

•	Stock ownership guidelines for senior officers and directors

As described in Compensation Discussion and Analysis beginning on page 18 of this proxy statement, during 2017 the Company continued its practice of engaging with stockholders about various corporate governance topics, including executive compensation. The Company takes into account such feedback when reviewing and revising aspects of its governance structure and the executive compensation program.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrd.com and a print copy is available upon request.

Code of Ethics

The Company maintains its Principles of Ethical Business Conduct and the policies referred to therein which are applicable to all directors and employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company strongly encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company intends to post such information on its website. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrd.com and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Katz, McLevish, Phipps and Pope and Mses. Esteves, Gianinno and Moldafsky are independent in accordance with NYSE requirements and SEC standards. The Board took into account all relevant facts and circumstances in making this determination.

Executive Sessions

The Company’s non-management directors meet regularly in executive sessions without management. Executive sessions are led by the chair of the Board. An executive session is held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions are led by the committee chair.

13
RRD 2018 Notice of Meeting and Proxy Statement

COMPANY INFORMATION

Board Leadership

The Board has determined that having an independent director serve as chair of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies at all times, however, and the Board recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure. The Board’s Principles of Corporate Governance provide that, generally, no director may serve as chair of the Board or any committee for more than three years, provided that the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, a single extension of the term of a chair of the Board or any committee for an additional three years once the chair’s initial three-year term has ended and the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, extending the term of the chair of the Board or any committee beyond six years if it deems such an extension to be in the best interest of the stockholders and the Company. In addition, service as a chair of the Board or any committee prior to the 2014 Annual Meeting shall not be considered for purposes of this limitation.

Board and Committee Evaluations

The Board undertakes a three part annual evaluation process that is coordinated by the chair of the Corporate Responsibility & Governance Committee which includes: (1) Board and committee self-evaluations; (2) evaluations completed by applicable members of management of the Board and its committees; and (3) interviews of each director conducted by a third-party governance expert. Results of the individual written evaluations are shared with the chair of the Corporate Responsibility & Governance Committee, the chair of the Board and the Chief Executive Officer, after which it is determined whether discussions with any individual director concerning performance are necessary. Results are then shared with the chairs of the applicable committees before being sent to the Board and each committee for their review. The chair of the Corporate Responsibility & Governance Committee discusses the results from the interviews with the third-party expert and summarizes such results and presents them to the Board. The Board has used information provided through the evaluation process to continuously improve its functioning.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions, including IT and cybersecurity risks. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and regularly throughout the year as part of its consideration of the strategic direction of the Company as well as reviewing the output of the Company’s risk management process each year.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements.

Each of the other Board committees also oversees the management of Company risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The HR Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2019 Annual Meeting on page 45 of this proxy statement. The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

14
RRD 2018 Notice of Meeting and Proxy Statement

COMPANY INFORMATION

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee is a balanced and diverse Board, with members whose skills, viewpoint, background and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Corporate Responsibility & Governance Committee from time to time has engaged third-party search firms to identify candidates for director, and has used search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chair of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the chair of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

15
RRD 2018 Notice of Meeting and Proxy Statement

Except as noted below, the table below lists the beneficial ownership of common stock as of March 30, 2018 by all directors and nominees, each of the persons named in the tables in the Executive Compensation section of this proxy statement, and the directors and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. Unless otherwise indicated, the percentages shown are based on outstanding shares of common stock as of March 30, 2018. Unless otherwise indicated, the business address of each stockholder listed below is RRD, 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVES AND LARGE STOCKHOLDERS

Name	Shares	Restricted Share Units(1)	Stock Options Exercisable on or Prior to 5/31/18	Total Shares (including Director Restricted Share Units)	Total Shares(2)	% of Total Outstanding
Irene M. Esteves	—	8,970	—	8,970	—	*
Susan M. Gianinno	17,256	20,174	—	37,430	17,256	*
Jeffrey G. Katz	3,907	39,249	—	43,156	3,907	*
Timothy R. McLevish	16	13,450	—	13,466	16	*
Jamie Moldafsky	—	13,450	—	13,450	—	*
P. Cody Phipps	—	13,450	—	13,450	—	*
John C. Pope(3)	46,071	76,218	—	122,289	46,071	*
Daniel L. Knotts	200,181	—	51,166	200,181	251,347	*
John P. Pecaric	21,334	—	—	21,334	21,334	*
Terry D. Peterson	15,700	—	—	15,700	15,700	*
Deborah L. Steiner	7,884	—	—	7,884	7,884	*
All directors and executive officers as a group	312,349	184,961	51,166	497,310	363,515	*
BlackRock Inc.(4)	12,995,675	—	—	12,995,675	12,995,675	18.5%
Capital World Investors(5)	8,209,765	—	—	8,209,765	8,209,765	11.7%
The Vanguard Group(6)	6,820,107	—	—	6,820,107	6,820,107	9.7%

*	Less than one percent.

(1)	Includes all outside director restricted share units as such restricted share units are payable in shares of common stock or cash, as determined by the Company, upon termination from the Board of Directors. Includes only those executive officer restricted share units that will vest prior to May 31, 2018.

(2)	Does not include outside director restricted share units because ownership of the units does not confer any right to ownership of the underlying shares.

(3)	Includes 19,071 shares held in trust for Mr. Pope pursuant to a deferred compensation plan.

(4)	Represents shares of RRD’s common stock beneficially owned as of December 31, 2017 based on the Schedule 13G/A filed on January 19, 2018 by BlackRock Inc. (“BlackRock”). In such filing, BlackRock lists its principal business address at 55 East 52nd Street, New York, New York 10055 and indicates that it has sole investment authority over all shares and sole voting authority over 12,808,139 shares.

Stock Ownership

16
RRD 2018 Notice of Meeting and Proxy Statement

STOCK OWNERSHIP

(5)	Represents shares of RRD’s common stock beneficially owned as of December 31, 2017 based on the Schedule 13G filed on February 14, 2018 by Capital World Investors (“Capital World”). In such filing, Capital World lists its principal business address as 333 South Hope Street, Los Angeles, California 90071 and indicates that it has sole investment authority and sole voting authority over all shares. Capital World is a division of Capital Research and Management Company.

(6)	Represents shares of RRD’s common stock beneficially owned as of December 31, 2017 based on the Schedule 13G/A filed on February 9, 2018 by The Vanguard Group (“Vanguard”). In such filing, Vanguard lists its principal business address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355 and indicates that it has sole investment authority over 6,724,720 shares, shared investment authority over 95,387 shares, sole voting authority over 103,207 shares and shared voting authority over 7,188. Beneficial ownership includes 88,199 shares for which Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner as a result of serving as investment manager of collective trust accounts. VFTC directs voting of these shares. Beneficial ownership also includes 22,196 shares for which Vanguard Investments Australia, a wholly-owned subsidiary of Vanguard, is the beneficial owner as a result of its serving as investment manager of Australian investment offerings.

17
RRD 2018 Notice of Meeting and Proxy Statement

This Compensation Discussion & Analysis (this “CD&A”) will describe the material components of the executive compensation program applicable to our named executive officers (our “NEOs”). While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Our NEOs for the fiscal year ended December 31, 2017 were:

•	Daniel L. Knotts, our President and Chief Executive Officer and a member of the Board of Directors;

•	Terry D. Peterson, our Executive Vice President and Chief Financial Officer;

•	John P. Pecaric, our Executive Vice President, Chief Commercial Officer and President of International;

•	Deborah L. Steiner, our Executive Vice President and General Counsel; and

•	Thomas M. Carroll, our former Chief Administrative Officer(1).

EXECUTIVE SUMMARY

2017 Performance Overview

2017 was a pivotal year for RRD, as it was our first full year as a stand-alone company after the separation of our publishing, print services and office products business and our financial communications services business (the “Spin-Offs”). Despite challenging conditions within our industry, RRD posted strong financial results:

•	we extended our capabilities as a multichannel business services and marketing communications provider, including optimizing the business to meet this objective;

•	we achieved our goal of returning to growth by growing our top line with total net sales increasing 1.6% to $6.9 billion in 2017 and delivering non-GAAP diluted earnings per share of $1.20(2), while reducing our outstanding debt by $278 million; and

•	we continued to develop, win and onboard significant new client relationships across our businesses.

(1)	SEC rules require us to include as an NEO up to two of our former executive officers who would have been among the three most highly compensated executive officers of the Company but for the fact that they were not employed by us as of December 31, 2017. Mr. Carroll, our former Chief Administrative Officer who resigned effective June 1, 2017, falls into this category and is an NEO for purposes of our discussions in this CD&A.
(2)	Our financial performance targets and results under our incentive plans are sometimes based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the HR Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A on page A-1 for a reconciliation of GAAP to non-GAAP amounts.

Compensation Discussion & Analysis

18
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

2017 Compensation Highlights

The table below sets forth the key decisions that impacted the compensation of our NEOs in 2017. These decisions were made by our HR Committee and were guided by our compensation philosophy, our actual performance, market pay practices and advice from our independent outside compensation consultant.

October 2016 Program Updates as a Result of the Spin-Off

As part of the Spin-Offs on October 1, 2016, the HR Committee conducted a comprehensive review of our executive compensation programs, assessing the following items.

• The design of the programs to support our pay for performance philosophy

• Desired competitive positioning reflecting the reduced size and complexity of the Company following the Spin-Offs

• Appropriate compensation levels targeting the 50th percentile of peer group data, when available for a position, and by market survey data

• All of our named executive officers assumed new roles as a result of the Spin-Offs

Base Salary and Annual Incentive Plan Updates

As a result of the HR Committee’s review, market pricing for base salaries and target bonus opportunities for our executive positions following the Spin-Offs were decreased from the percentages applicable under our Annual Incentive Plan (“AIP”) to each of the respective positions prior to the Spin-Offs. The base salary and the target bonus percentages of our CEO were reduced by approximately 20% and 25%, respectively, from the amount paid to the individual who was our CEO prior to the Spin-Offs. In addition, the target bonus percentages for our other NEOs following the Spin-Offs were reduced from 150% to 80% for all of our NEOs.

Long-Term Incentive Plan Updates

No other changes were made to the executive compensation programs.

Key 2017 Compensation Decisions

Base Salary

Due to salaries being set for the NEOs as of October 1, 2016, none of our NEOs received a salary increase in 2017.

Annual Incentive Plan

Payouts under our AIP were driven by two components — a corporate financial target of achieving non-GAAP adjusted EBITDA of $505 million and meeting individual personal performance goals. While the achievement level attained against the corporate financial target was important to the financial success of RRD this year, the challenging target approved by the HR Committee was not met and thus the actual payout under our 2017 AIP is below target. All of the NEOs met their individual performance goals under the AIP.

Long-Term Incentive Plan

For equity grants made under our long-term incentive plan in 2017, in order to more closely align NEO compensation with the interests of our stockholders, the HR Committee issued long-term incentive awards of which 50% were granted as performance stock units (“PSUs”) and the remaining 50% were granted as restricted stock units (“RSUs”). The RSUs issued in March 2017 vest over a three year period while the PSUs have a three year performance period which measures the Company’s performance against pre-determined cumulative free cash flow targets.

Stockholder Feedback on Pay Programs

In concert with the Spin-Offs, we engaged with stockholders to provide detailed information on our business and strategy. Post-separation, we continued our practice of engaging with stockholders about various corporate governance topics including executive compensation. Meetings were held with significant institutional investors to, among other things, gather additional feedback on our compensation programs. In general, the feedback received from stockholders during these meetings with regard to executive compensation was positive and RRD received 94.6% vote in support of its executive compensation programs in the 2017 Say-on-Pay advisory vote.

Based on our stockholder engagement feedback, as well as our strong Say-on-Pay advisory vote results, we believe our overall executive compensation program was well received by our stockholders as it is tailored to our business strategies, aligned with our pay for performance philosophy and to designed to create long-term value for stockholders.

19
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION PROGRAM DESIGN

Compensation Philosophy

Our executive compensation program is designed to align the interests of our stockholders and executive officers while providing a total compensation package that enables us to attract talent, reward existing talent for past performance and motivate future performance. The HR Committee seeks to ensure that the compensation of our executive officers is tied to the achievement of both short-term and long-term performance objectives intended to drive stockholder value.

As a result, our compensation philosophy is guided by five principles:

•	to link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and long-term incentive awards;

•	to align a significant portion of executive pay with stockholder interests through equity awards and stock ownership requirements;

•	to base a substantial portion of each NEO’s long-term incentive award on achieving or exceeding targeted levels of performance while maintaining a meaningful portion that vests over time and is therefore focused on retention of our top talent;

•	to establish target compensation levels that are competitive within the industries and markets in which we compete for executive talent; and

•	to structure compensation so that our executives share in our short- and long-term successes and challenges by varying compensation from target levels based upon business and individual performance.

Best Practices

Our compensation philosophy and the resulting compensation programs incorporate the following best practices:

Clawback Policy

• Awards granted under our cash incentive plans, stock option grants and performance shares or other performance-based awards are subject to forfeiture in the case of fraud or intentional misconduct by any executive officer

No Tax Gross-Ups	• No NEO in entitled to receive gross-ups for excise taxes or gross-ups on any supplemental benefits or perquisites
No Dividends or Dividend Equivalents	• We do not pay or accrue for dividends on performance share units or restricted share units
Limited Perquisites	• We provided limited perquisites to executive officers
Stock Ownership Guidelines	• We have meaningful stock ownership guidelines for the executive officers to further strengthen the alignment of management and stockholder interests
No Repricing	• Our equity plans do not permit option re-pricing or option grants below fair market value
Risk Management

• Employees, directors and certain of their immediate family members are prohibited from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to our stock

Annual Compensation Review

• The HR Committee conducts an annual review of the executive compensation program to determine how well actual compensation targets and levels met our overall philosophy and targeted objectives in comparison to both market data and, where available, peer group data

20
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Peer Group

In connection with the Spin-offs, the HR Committee directed Willis Towers Watson (“WTW”) to review the Company’s compensation peer group. As a result of this analysis, several changes were made to the peer group to better reflect (i) the primary industries in which we operate and compete for talent and (ii) the size of RRD post-Spin-Offs. The resultant peer group consists of the following 22 companies:

Alliance Data Systems Corporation	Automatic Data Processing, Inc.	Avery Dennison Corporation
Bemis Company, Inc.	CH Robinson Worldwide Inc.	Essendant, Inc.
Expeditors International of Washington, Inc.	Fidelity National Information Services, Inc.	First Data Corporation
Fiserv, Inc.	Graphic Packaging Holding Company	Hub Group Inc.
News Corporation	Packaging Corporation of America	Pitney Bowes Inc.
Quad/Graphics, Inc.	Sealed Air Corporation	Sonoco Products Co.
The Interpublic Group of Companies, Inc.	Thomson Reuters Corporation	WestRock Company
XPO Logistics, Inc.

In 2017, WTW reviewed the compensation peer group and presented its findings to the HR Committee who agreed that no changes were needed to our peer group for 2017. Based on the assessment of both our peer group and market data, each year the HR Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes RRD’s compensation philosophy. In general, compensation levels for our NEOs are targeted at the 50th percentile of target market and peer group data, taking into account the skills, level of responsibility and future potential of each NEO.

2017 COMPENSATION DETAIL

The table below sets for the elements of our 2017 compensation program for our NEOs.

Component	Description/Rationale	Key Characteristics
Base Salary (See “Base Salary” on page 22)	• Fixed component of pay • Stable compensation element	• Level of responsibility • Role, responsibilities, experience and individual performance • Skills and future potential • Median of market and peer group data
Annual Incentive Plan (See “Annual Incentive Plan” on page 22)

• Variable and at-risk cash bonus plan

• Target amount of bonus is determined as a percentage of the individual’s base salary

• Rewards achievement against specific, pre-set annual corporate financial and individual performance goals

• Subject to a payout which ranges from 0% to 200% of target, with no payout for performance below 90% of the corporate financial target

• Corporate financial targets are set by the HR Committee at the start of the year

• Individual performance goals are set by each NEO in conjunction with his or her manager and are approved by the HR Committee

Long-Term Incentive Plan (See “Long-Term Incentive Plan” on page 23)

• Variable and at-risk compensation which link awards to RRD’s performance to increase alignment with stockholders through the use of PSUs and RSUs

• Key component to attract and retain executive officers

• Annual value intended to be a substantial component of overall compensation package for each NEO

• Level of responsibility

• Individual skills, experience and performance

• Median of peer group and market survey data

• PSUs are tied to achievement of financial measures over a three-year performance period and payout can range from 0% to 150%

• RSUs are time-vested over a 3 year vesting period.

21
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

The compensation program for our NEOs is primarily focused on incentive compensation, putting a significant portion of total compensation at risk. Consistent with our philosophy of aligning the compensation of our executive officers with creating long-term value for our stockholders, heaviest weighting is on long-term incentive compensation. The mix of fixed versus variable compensation at target for our NEOs for 2017 was as follows.

Base Salary

Base salaries for our NEOs were adjusted on October 1, 2016 to reflect each NEO’s new position and competitive positioning reflecting the reduced size and complexity of the Company following the Spin-Offs. As a result, the HR Committee provided no base salary increases to any NEOs in 2017.

Name	December 31, 2016	December 31, 2017	Percent Change

Daniel L. Knotts	$950,000	$950,000	0%

Terry D. Peterson	$550,000	$550,000	0%

John P. Pecaric	$475,000	$475,000	0%

Deborah L. Steiner	$350,000	$350,000	0%

Thomas M. Carroll	$450,000	*	*

*	Mr. Carroll left the Company as of June 1, 2017.

Annual Incentive Plan

Consistent with our compensation philosophy, the HR Committee sets the corporate financial target under the AIP for 2017 with the goal of motivating our executive team to meet operational and financial targets to enhance long-term stockholder value. The targets, along with individual performance goals, are set by the HR Committee at the beginning of the year following the presentation of the annual operating budget.

The minimum and maximum payout levels range from 0% to 200% of target, with no payout for performance below 90% of the corporate financial target. NEOs do not receive a payout for achievement of individual performance goals unless the threshold corporate financial target is achieved. Thereafter, individual performance goals can only modify an NEO’s AIP payout downward if these individual performance goals are not achieved.

The corporate financial target under the AIP for 2017 was non-GAAP adjusted EBITDA. Adjusted EBITDA is defined as net earnings attributable to RRD common stockholders adjusted for income attributable to non-controlling interests, income taxes, interest expense, investment and other income, depreciation and amortization, restructurings and impairments, acquisition-related expenses and certain other charges or credits. The non-GAAP adjusted EBITDA target for 2017 was set at $505 million. This performance level was set by the HR Committee at the beginning of the year after thorough discussion with management regarding the Company’s forecasted performance, and was a challenging goal.

2017 TOTAL COMPENSATION MIX CEO (Knotts) CFO (Peterson) OTHER NEOs – Average (Pecaric and Steiner)* 14% base as % of total comp 18% AIP at target as % of total comp 68% LTI as % of total comp 26% base as % of total comp 21% AIP at target as % of total comp 53% LTI as % of total comp 28% base as % of total comp 22% AIP at target as % of total comp 49% LTI as % of total comp 86% at risk 74% at risk 71% at risk

22
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

The table below sets forth a description of these targets, as well as 2017 achievement levels.

Target	Metric	Achievement
Corporate Financial Target	• Adjusted EBITDA of $505 million at target	• Adjusted EBITDA was $476 million • Resulted in an achievement level of 42.2%
Individual Performance Goals	• Individual performance goals for our NEOs included achievement of working capital targets, productivity and safety targets, and completion of key strategic initiatives	• All of the NEOs met their individual performance goals. The HR Committee did not exercise discretion regarding the payout of any AIP awards to our NEOs.

The AIP percentages and actual 2017 payouts based on the performance described above are shown in the table below:

Name	AIP Target (%)	AIP Payout at Target ($)	Actual Payout ($)

Daniel L. Knotts	125%	1,187,500	501,125

Terry D. Peterson	80%	440,000	185,680

John P. Pecaric	80%	380,000	160,360

Deborah L. Steiner	80%	280,000	118,160

Thomas M. Carroll	80%	*	*

*	Mr. Carroll left the Company on June 1, 2017 and thus did not receive an AIP payout for 2017.

Long-Term Incentive Plan

In 2017, the HR Committee returned to its practice of granting both PSUs and RSUs to our NEOs with the objective of the RSU grants being retention of key executives and the objective of the PSUs being to more closely align the interests of our NEOs with that of our stockholders. PSUs made up 50% of each grant while RSUs made up the remaining 50% to each NEO who received a grant in 2017. The RSUs issued vest over a three year period. Grants of RSUs and PSUs are made to our NEOs in accordance with a practice of on-going annual grants.

The PSUs have a three year performance period which measures the Company’s performance against pre-determined cumulative free cash flow targets. Cumulative free cash flow is defined as cash flow from continuing operations less capital expenditures and certain other adjustments. PSUs can pay out at a range from 0% to 150% of target with no shares earned for performance below 75% of target.

In 2017, the HR Committee approved the following grants to our NEOs under our long-term incentive program:

Name	Grant (# of PSUs)	Grant (# of RSUs)
Daniel L. Knotts	127,913	127,914
Terry D. Peterson	31,267	31,268
John P. Pecaric	22,740	22,740
Deborah L. Steiner	18,476	18,476
Thomas M. Carroll*	21,318	21,319

*	Mr. Carroll forfeitted all unvested awards upon his departure from RRD on June 1, 2017.

Additional Compensation

As disclosed in the previous year’s proxy statement, Mr. Peterson received an additional cash award which was granted in connection with his hiring in 2016 for which he received payment in 2017. Pursuant to the terms of his employment agreement, Mr. Peterson received a cash payment of $900,000 in January 2017. In addition, in October 2017, he became vested in an equity award granted to him in October 2016 pursuant to the terms of his employment agreement. Mr. Peterson continues to vest in additional equity awards granted to him in October 2016 which will become vested in October 2018 and October 2019, respectively.

23
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Benefit Programs

The Company’s benefit programs were established based upon an assessment of competitive market factors and a determination of what was needed to retain high-caliber executives. For 2017, our primary benefits for executives included participation in broad-based plans at the same benefit levels as other employees. These plans included: retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance. In addition, certain executives, including certain of our NEOs, are provided with the following benefits:

•	Supplemental Retirement Plan: A supplemental retirement plan is offered to eligible executives, which is described under Pension Benefits beginning on page 31 of this proxy statement. This supplemental retirement plan no longer provides benefit accruals because the underlying pension plan to which it relates was frozen as of December 31, 2011. Prior to that, the supplemental retirement plan took into account compensation above limits imposed by the tax laws and was similar to programs found at many of the companies with which we competed for talent. Prior to December 31, 2011, this benefit was available to all highly paid executives within RRD, including our NEOs. As of December 31, 2017, approximately 365 (active and inactive) employees were covered by this plan.

•	Pension Plan: Because RRD froze its Qualified Retirement Plans (pension plan) as of December 31, 2011, generally no additional benefits will accrue under such plans or the related supplemental retirement plan.

•	Supplemental Insurance: Additional life and disability insurance is provided to enhance the value of our overall compensation program. The premium cost for these additional benefits is included as taxable income for the NEOs and there is no tax gross-up on this benefit.

•	Deferred Compensation Plan: The opportunity to defer receiving income and therefore defer taxation on that income, generally until either a number of years chosen by the executive or termination of employment with RRD.

•	Financial Counseling: Reimbursement of expenses for financial counseling to provide executives with access to an independent financial advisor of their choice. The cost of these services, if utilized, was included as taxable income for the NEO and there was no tax gross-up on this benefit.

•	Automobile Program: A monthly automobile allowance which provided eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. This allowance was included as taxable income to the respective NEOs and there was no tax gross-up on this benefit.

•	Executive Physical: Provides for a medical physical examination once per year, including consultations with specialists, dieticians and physiologists, as needed.

EMPLOYMENT ARRANGEMENTS

Each of our NEOs entered into an employment agreement with RRD in connection with the assumption of his or her position. Each employment agreement sets forth, among other things, the NEO’s base salary, target annual bonus opportunity, entitlement to participate in the Company’s benefit plans, equity awards, certain perquisites and provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances (such as an involuntary separation from service, as set forth in the respective employment agreement). Mr. Knotts is also entitled to enhanced benefits in the event he is terminated without “cause” or terminates employment for “good reason” in connection with a “change in control” (each as defined in the applicable employment agreement). Please see Potential Payments Upon a Termination or Change in Control beginning on page 33 of this proxy statement for a description of such provisions.

CERTAIN OTHER POLICIES

Operation of the Human Resources Committee

The HR Committee establishes and monitors RRD’s overall compensation strategy to ensure that our executive compensation program supports our business objectives and specifically establishes the compensation of the CEO, other senior officers and key management employees.

The HR Committee, with the assistance of Willis Towers Watson, works to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for our executives. In conducting market comparisons, the HR Committee seeks to establish compensation levels that approximate the median of the applicable surveys and peer group. The CEO is not a member of the HR Committee and does not vote on matters concerning executive pay.

24
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

With respect to our CEO’s pay, the HR Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the Company’s performance.

For the other executive officers, the CEO makes recommendations to the HR Committee for all elements of pay based on individual performance, market data from our peer group and published survey data. The HR Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.

The diagram below summarizes the HR Committee’s annual process for setting executive pay, which begins in July and concludes the following February.

July	Review and discuss timeline for setting executive pay
October	Review market competitive data including applicable compensation surveys and peer comparisons
January	Evaluate overall executive pay program • Review proposed annual incentive plan design • Review proposed long-term incentive designs
February

Finalize executive pay

• Review performance results for prior year and approve payouts of prior long-term incentive grants

• Review the Company’s fiscal budget plan

• Approve executive base salaries and annual incentive targets and designs

• Approve long-term incentive target and designs

At each of its regularly scheduled meetings throughout the year, the HR Committee reviews the Company’s performance under outstanding annual and long-term incentive plans.

Role of the Compensation Consultant

Compensation of executive officers was overseen by the HR Committee, which engaged Willis Towers Watson as its executive compensation consultant to provide objective analysis, advice and recommendations on executive officer compensation and related matters in connection with the HR Committee’s decision-making process. Willis Towers Watson regularly attended HR Committee meetings, and reported directly to the HR Committee, not to management, on matters relating to compensation for the executive officers.

Willis Towers Watson provided additional services to RRD not under the direction of the HR Committee, which services were pre-approved by the HR Committee. The HR Committee reviewed the work and services provided by Willis Towers Watson and it determined that (a) such services were provided on an independent basis and (b) no conflicts of interest existed. Factors considered by the HR Committee in its assessment include:

1.	other services provided to the Company by Willis Towers Watson;

2.	fees paid by the Company as a percentage of Willis Towers Watson’s total revenue;

3.	Willis Towers Watson’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

4.	any business or personal relationships between individual consultants involved in the engagement and HR Committee members;

5.	whether any stock of RRD is owned by individual consultants involved in the engagement; and

6.	any business or personal relationships between the Company’s executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

Role of Management

Management, including the CEO and other executive officers, developed preliminary recommendations regarding compensation matters with respect to all executive officers other than the CEO, and provided these recommendations to the HR Committee. The HR Committee then reviewed management’s preliminary recommendations and made final compensation decisions, with advice from Willis Towers Watson, as appropriate. The management team was responsible for the administration of the compensation programs once the HR Committee’s decisions were finalized.

25
RRD 2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Risk Assessment

In 2017, the HR Committee, with the assistance of Willis Towers Watson, reviewed and evaluated our executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of all executive compensation programs.

Tax Deductibility Policy

The HR Committee considered the deductibility of compensation for the Company’s federal income tax purposes in the design of our programs. While we generally seek to maintain the deductibility of the incentive compensation paid to its executive officers, the HR Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its guiding principles, and the best interests of our stockholders even if these amounts are not fully tax deductible.

The AIP threshold target was based on non-GAAP adjusted EBITDA and established a multiplier for each NEO (for the President/CEO, 5x base salary; and for the other NEOs, 3x base salary) for tax deductibility purposes under Section 162(m) of the Internal Revenue Code. These award pools were the absolute maximum limitations on the dollar value of awards earned.

RRD is aware that the 2017 Tax Cuts and Jobs Act will affect the tax deductibility of certain elements of executive compensation going forward. We continue to review our executive compensation programs in light of these changes to ensure that our programs remain in line with the long-term interests of the Company and our stockholders and competitive practices.

Stock Ownership Guidelines

The HR Committee has established stock ownership guidelines for all NEOs and certain other executives. Consistent with our compensation philosophy, these guidelines are designed to require the Company’s executives to have a meaningful equity ownership in RRD, and thereby link their interests with those of our stockholders. These stock ownership guidelines provide that within three years of hire or promotion, all of our NEOs, other than our CEO, must own and retain Company capital stock having a fair market value of 3x their salary and that our CEO must own and retain Company capital stock having a fair market value of 5x his salary. In the event a NEO does not achieve or make progress toward the required stock ownership level, the HR Committee has the discretion to take appropriate action. As of March 31, 2018, all of our NEOs had met, exceeded or made appropriate progress toward their ownership guidelines.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee of the Board of Directors of R. R. Donnelley & Sons Company, on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion & Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the HR Committee recommended to the Board that the Compensation Discussion & Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s proxy statement to be filed in connection with the Company’s 2018 Annual Meeting of Stockholders.

The HR Committee of R. R. Donnelley & Sons Company

P. Cody Phipps, Chairman

Irene M. Esteves

Susan M. Gianinno

Timothy R. McLevish

26
RRD 2018 Notice of Meeting and Proxy Statement

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer as of December 31, 2017.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel L. Knotts	2017	950,000	1,300,000	4,169,980	—	501,125	157,306	25,300	7,103,711
President and	2016	781,250	1,125,000	4,354,484	—	142,025	36,291	32,747	6,471,797
Chief Executive Officer	2015	725,000	700,000	2,235,630	—	205,538	—	25,043	3,891,211
Terry D. Peterson	2017	550,000	900,000	1,019,321	—	185,680	—	51,648	2,706,648
Executive Vice President	2016	168,750	—	1,345,939	—	13,362	—	12,618	1,540,669
and Chief Financial Officer
John P. Pecaric	2017	475,000	425,000	741,324	—	160,360	75,722	38,842	1,916,248
Executive Vice President,	2016	396,250	250,000	823,567	—	45,991	—	267,542	1,783,350
Chief Commercial Officer and President International
Deborah L. Steiner	2017	350,000	141,667	602,318	—	118,160	—	27,009	1,239,154
Executive Vice President and	2016	265,513	124,740	362,361	—	16,835	—	—	769,449
General Counsel
Thomas M. Carroll(6)	2017	189,205	666,667	694,983	—	—	73,966	63,127	1,687,948
Former Executive Vice President	2016	450,000	916,667	913,212	—	62,010	12,093	36,554	2,390,536
and Chief Administrative Officer

(1)	The amounts shown in this column for 2017, 2016 and 2015 constitute long-term incentive compensation paid as cash awards (the “Cash Awards”) granted under the Company’s 2012 Performance Incentive Plan (the “2012 PIP”) in 2013 and 2014 of which one-fourth and one-third, respectively, vested on the anniversary of each of the grant dates. The 2017 amount for Mr. Peterson reflects a one-time sign-on bonus that was paid in 2017. The 2016 amounts also include spin cost reduction bonuses in the amount of $725,000 for Mr. Knotts, and spin bonuses in the amount of $125,000 and $83,073, for each of Mr. Pecaric and Ms. Steiner, respectively.

(2)	The amounts shown in this column constitute the aggregate grant date fair value of RSUs granted during the fiscal year under the 2012 PIP. In addition, for 2016, the amounts shown include a one-time grant of RSUs granted on October 1, 2016. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (which we refer to as ASC Topic 718). See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The amounts shown in this column include payments made under our AIP, which is a subplan of the 2012 PIP. At the outset of each year, the HR Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the AIP. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information on the 2017 payments.

(4)	The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans. Mr. Knotts had a decrease in actuarial value in 2015 in the amount of $64,271. Mr. Pecaric had a decrease in actuarial value in 2016 in the amount of $3,119.

(5)	Amounts in this column include the value of the following perquisites provided to the NEOs in 2017: (a) an amount for automobile allowance which is the amount actually paid to each NEO; (b) personal tax/financial advice which is valued at actual amounts paid to each provider of such advice; (c) the premium paid by the Company for group term life insurance and supplemental disability insurance; and (d) imputed income from Company provided life insurance. Mr. Knotts is also able to use certain country clubs at which the Company has a business purpose membership for his personal use but to the extent that there is an incremental cost to the Company, Mr. Knotts reimburses the Company for such personal use. Mr. Peterson received relocation expenses in the amount of $16,631. In connection with his resignation on June 1, 2017, Mr. Carroll received $34,616 as payout for his accrued vacation.

Executive Compensation

27
RRD 2018 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

The table below provides further detail regarding the perquisites paid to our NEOs in 2017.

Named Executive Officer		Corporate Automobile Allowance ($)	Personal Tax/ Financial Advice ($)	Supplemental Life Insurance Premium ($)	Supplemental Disability Insurance Premium ($)	Imputed Income from Company Provided Life Insurance ($)	Other ($)	Total ($)
Daniel L. Knotts	2017	16,800	1,525	2,050	4,718	207	—	25,300
Terry D. Peterson	2017	16,800	1,700	10,215	6,095	207	16,631	51,648
John P. Pecaric	2017	16,800	—	12,145	9,510	387	—	38,842
Deborah L. Steiner	2017	16,800	—	3,935	6,139	135	—	27,009
Thomas M. Carroll	2017	7,700	10,000	10,650	—	161	34,616	63,127

(6)	Thomas M. Carroll resigned from RRD effective June 1, 2017.

28
RRD 2018 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

2017 GRANTS OF PLAN-BASED AWARDS

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards for our NEOs for performance during 2017 under our AIP; and (ii) restricted share units granted in March 2017 that were awarded to help focus their attention on building stockholder value.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel L. Knotts	—	—	1,187,500	2,375,000	—	—	—	—		—
	3/3/2017	—	—	—	63,957	127,913	191,870	—		2,084,982
	3/3/2017	—	—	—	—	—	—	127,914		2,084,998
Terry D. Peterson	—	—	440,000	880,000	—	—	—	—		—
	3/3/2017	—	—	—	15,634	31,267	46,901	—		509,652
	3/3/2017	—	—	—	—	—	—	31,268		509,668
John P. Pecaric	—	—	380,000	760,000	—	—	—	—		—
	3/3/2017	—	—	—	11,370	22,740	34,110	—		370,662
	3/3/2017	—	—	—	—	—	—	22,740		370,662
Deborah L. Steiner	—	—	280,000	560,000	—	—	—	—		—
	3/3/2017	—	—	—	9,238	18,476	27,714	—		301,159
	3/3/2017	—	—	—	—	—	—	18,476		301,159
Thomas M. Carroll(5)	—	—	360,000	720,000	—	—	—	—		—
	3/3/2017	—	—	—	10,659	21,318	31,977	—		347,483
	3/3/2017	—	—	—	—	—	—	21,319		347,500

(1)	In each case, the amount actually earned by each NEO under the Company Annual Incentive Plan is reported as Non-Equity Incentive Plan Compensation in the 2017 Summary Compensation Table. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information on these payments.

(2)	Consists of PSUs awarded under the 2012 PIP. The awards granted on March 3, 2017 vest in full on the third anniversary of the grant date, to the extent earned by performance results. The PSUs can be earned based on a cumulative free cash flow measure over the three-year performance period. The PSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. If employment terminates by reason of death or disability, the greatest of 50% of target or actual earned units of the unvested portion of the PSUs shall become fully vested. If employment terminates other than for death or disability, the unvested portion of the PSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 33 of this proxy statement.

(3)	Consists of RSUs awarded under the 2012 PIP. The awards granted on March 3, 2017 vest in three installments on the anniversary of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. If employment terminates by reason of death or disability, the unvested portion of the RSUs shall become fully vested. If employment terminates other than for death or disability, the unvested portion of the RSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 33 of this proxy statement.

(4)	Grant date fair value with respect to the awards is determined in accordance with ASC Topic 718. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)	Thomas M. Carroll resigned from RRD effective June 1, 2017.

29
RRD 2018 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table shows certain information about unexercised options and unvested stock awards at December 31, 2017. All amounts below have been adjusted to give effect to the 1 for 3 reverse stock split that was effective October 1, 2016.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(5)
Daniel L. Knotts	14,500	—	21.48	3/1/2022	—	—	—	—
	36,666	—	32.29	2/25/2020	—	—	—	—
	77,016	—	52.05	2/28/2018	—	—	—	—
	—	—	—	—	359,908	3,347,114	127,913	594,795
Terry D. Peterson	—	—	—	—	77,140	717,402	31,267	145,392
John P. Pecaric	—	—	—	—	62,987	585,779	22,740	105,741
Deborah L. Steiner	—	—	—	—	29,180	271,374	18,476	85,913
Thomas M. Carroll(6)	—	—	—	—	—	—	—	—

Note: Multiple awards have been aggregated where the expiration date and the exercise price of the instruments are identical.

(1)	In connection with the Spinoff, certain option awards held by Mr. Knotts were converted and adjusted into options to purchase the common stock of each of the Company, LSC and Donnelley Financial, as applicable. The table above shows only options to purchase shares of RRD. The table below show, Mr. Knotts options to purchase shares of LSC and Donnelley Financial (for the purpose of the below tables, “DFS”) that resulted from the conversion.

Knotts

	Original Grant		Converted RRD Options		Converted LSC Options		Converted DFS Options
Grant Date	# of Options	Exercise Price	# of Options	Exercise Price	# of Options	Exercise Price	# of Options	Exercise Price
2/25/2010	110,000	$19.89	36,666	$32.29	13,750	$39.52	13,750	$33.53
3/1/2012	58,000	$13.23	14,500	$21.48	5,437	$26.29	5,437	$22.30

(2)	The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted share units over RRD common stock that are set forth in the above table.

Vesting Date	Knotts	Peterson	Pecaric	Steiner
3/2/2018	111,325	10,422	17,430	6,158
10/1/2018	36,316	22,936	7,263	5,352
3/2/2019	133,313	10,423	23,451	6,159
10/1/2019	36,316	22,936	7,263	5,352
3/2/2020	42,638	10,423	7,580	6,159

(3)	Assumes a closing price per share of $9.30 on December 29, 2017, the last trading day of the year.

(4)	Includes PSUs that were granted on March 2, 2015. These PSUs are earned for achieving specified cumulative free cash flow targets over a three-year performance period beginning January 1, 2015 through December 31, 2017, respectively. In connection with the Spinoffs, achievement for the underlying performance metrics was certified by the HR Committee on October 1, 2016 by prorating the performance measure up to the Spin Date. The PSUs were converted to RSUs and are now subject only to time based vesting requirements.

(5)	Reflects that performance on unearned shares is tracking below threshold for such awards. As such, the value included in this column reflects the threshold payment value of these unearned shares.

(6)	Mr. Carroll resigned from RRD effective June 1, 2017 and forfeited all unvested awards upon his departure.

30
RRD 2018 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

2017 OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the value of options exercised and restricted stock, restricted share units and performance share units that vested during 2017.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel L. Knotts	—	—	70,048	971,793
Terry D. Peterson	—	—	13,762	141,749
John P. Pecaric	—	—	7,263	74,809
Deborah L. Steiner	—	—	5,351	55,115
Thomas M. Carroll	—	—	5,416	95,972

(1)	Represents the vesting of RSUs and other similar instruments under the Company’s equity plans

(2)	Value realized on vesting of RSUs is the fair market value on the date of vesting. For RSUs that vested on March 2, 2017, fair market value is based on the closing price of $17.72 as reported on the NYSE. For RSUs that vested on October 1, 2017, the fair market value is based on the closing price of $10.30 as reported on the NYSE.

PENSION BENEFITS

Generally, effective December 31, 2011, the Company froze benefit accruals under all of its then-existing Federal income tax qualified U.S. defined benefit pension plans (collectively referred to as the Qualified Retirement Plans) that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the Qualified Retirement Plans. Thereafter, the Qualified Retirement Plans were merged into one Qualified Retirement Plan and generally no new participants will enter this plan. Before the Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The Qualified Retirement Plan is funded entirely by the Company with contributions made to a trust fund from which the benefits of participants are paid.

The amount of annual earnings that may be considered in calculating benefits under a Federal income tax qualified pension plan is limited by law. The U.S. Internal Revenue Code also places other limitations on pensions that can accrue under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under one of the Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan (referred to as the “SERP”). On December 31, 2017, approximately 240 individuals were covered by the SERP as active employees or terminated employees with vested benefits who did not receive payments in 2017, and in 2017 approximately 136 individuals received payments from the SERP. Prior to a change in control of the Company, the SERP is unfunded and provides for payments to be made out of the Company’s general assets. Because the Company froze the Qualified Retirement Plans as of December 31, 2011, generally no additional benefits will accrue under the Qualified Retirement Plan or the related SERP.

Some participants in the Qualified Retirement Plan, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their Qualified Retirement Plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and spouse or other named beneficiary.

Mr. Peterson and Ms. Steiner were hired after the Qualified Retirement Plan was frozen and thus they are not participants in the Qualified Retirement Plan or the SERP. For Messrs. Knotts and Pecaric, the table below shows the present value of their accumulated benefit under the Qualified Retirement Plan and the SERP as of December 31, 2017.

See Note 9 to the Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Qualified Retirement Plan and the SERP set forth in the table below.

31
RRD 2018 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

2017 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel L. Knotts	Pension Plan	25	$316,342	—
	SERP	25	$667,875	—
John P. Pecaric	Pension Plan	26	$339,692	—
	SERP	26	$ 85,665	—
Thomas M. Carroll	Pension Plan	17	$233,368	—
	SERP	17	$184,875	$2,702

NONQUALIFIED DEFERRED COMPENSATION

Under our Deferred Compensation Plan, participants were able to defer up to 50% of base salary and 90% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Participants could elect distribution options ranging from lump sum distribution on the latter of the first day of the year following the year in which the participant’s employment with the Company terminated or the six-month anniversary of such termination or distributions quarterly for between 2 and 10 years. The plan also allowed for in service elections which provided a distribution three years after a deferral under certain circumstances. None of our current NEOs participate in the Nonqualified Deferred Compensation Plan.

32
RRD 2018 Notice of Meeting and Proxy Statement

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs that provide for payments and other benefits in connection with the officer’s termination for a qualifying event or circumstance and, in some agreements, for enhanced payments in connection with such termination after a Change in Control (as defined in the applicable agreement). A description of the terms with respect to each of these types of terminations follows. Mr. Carroll was not employed by us as of December 31, 2017 and thus is not included in the tables below. No termination payments were made in connection with his departure other than payout of his accrued and unused vacation.

TERMINATION OTHER THAN AFTER A CHANGE IN CONTROL

All of our NEOs have employment agreements with the Company. For each of these NEOs, their employment agreements provide for payments of certain benefits, as described below, upon termination of employment. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and, with respect to Mr. Knotts, “Good Reason,” that are used in those agreements. For purposes of the employment agreements:

•	We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief financial officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

•	Mr. Knotts has Good Reason to terminate his employment (and thereby gain access to the benefits described below) if we assign him duties that represent a material diminution of his duties or responsibilities, reduce his compensation, generally require his principal office to be located other than in or around Chicago, Illinois or materially breach the employment agreement. No NEO other than Mr. Knotts has an employment agreement which provides for rights upon termination for Good Reason.

The employment agreements for the NEOs require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include noncompete and nonsolicit provisions that would apply for a period of one to two years, as set forth in such NEO’s agreement, following the NEO’s termination of employment.

The benefits to be provided to each NEO in each of those situations are described in the tables below, which assume that the termination took place on December 31, 2017.

TERMINATION AFTER A CHANGE IN CONTROL

The employment agreements for our NEOs, other than Mr. Knotts, do not provide for additional payments or acceleration upon a change of control.

Mr. Knotts is not entitled to tax gross-ups upon a termination after a Change in Control (as defined in his employment agreement). Mr. Knotts’ employment agreement provides that, if an excise tax is triggered, his Change in Control payments will be reduced below the threshold triggering the excise tax if the net, after-tax benefit to Mr. Knotts is higher.

As with the severance provisions described above, the rights to which Mr. Knotts is entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

33
RRD 2018 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENT OBLIGATIONS UNDER EMPLOYMENT AGREEMENTS UPON TERMINATION OF EMPLOYMENT

The following tables set forth our payment obligations under the employment agreements under the circumstances specified upon a termination of the employment of our NEOs. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in the Pension Benefits and Nonqualified Deferred Compensation sections beginning on page 31 of this proxy statement.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination or termination after a change in control.

Disability or Death — To the extent that an NEO participates in our pension plan, such NEO could be entitled to pension benefits upon death or disability according to the terms of the pension plan. The employment agreements provide that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable, and each as available to all salaried employees, each NEO is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for the NEO’s benefit. Pursuant to the terms of the Company’s AIP, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees.

Additionally, all unvested equity awards held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration — Pursuant to the terms of their employment agreements, equity awards for all NEOs other than Mr. Knotts are treated in accordance with the underlying equity award agreements. These agreements specify that all equity awards are forfeited in the event of termination by the Company for any reason (other than death, disability or following a change of control) or in the event of the resignation of the NEO. With respect to Mr. Knotts, all outstanding equity awards will vest in the event Mr. Knotts employment is terminated by the Company without Cause or if Mr. Knotts resigns for Good Reason. All NEOs, including Mr. Knotts, are generally entitled to immediate vesting of all outstanding equity awards upon termination following a change of control (as defined in the applicable performance incentive plan) under the terms of such performance incentive plan. PSUs will vest and become payable in accordance with the terms of the applicable award agreement in the event of any termination, with or without Cause, upon a change of control, or, with respect to Mr. Knotts, for any termination initiated by Mr. Knotts for Good Reason. Treatment of equity upon death or disability is discussed above in “Disability or Death.”

Value of accelerated RSUs is the fair market value on the date of termination. Value of accelerated PSUs is the fair market value on the date of determination. Value of accelerated options is determined by subtracting the exercise price from the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 29, 2017 (the last trading day of the fiscal year) of $9.30.

Health Care Benefits — The employment agreements generally provide that, after resignation for Good Reason (with respect to Mr. Knotts) or termination without Cause, the Company will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination for a period of time. For Mr. Knotts, this period is 24 months after such resignation or termination before a Change in Control, and the last day of the second calendar year following the calendar year in which such termination occurs after a Change in Control. For Mr. Peterson and Pecaric and Ms. Steiner, this period is 18 months after such resignation or termination. In the event of resignation other than for Good Reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

280G Tax Treatment — Upon a change in control (as defined in Section 4999) of the Company, an NEO may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code with respect to payments that are treated as excess parachute payments under Section 280G. With respect to Mr. Knotts, the Company will reduce the amount of the payments the NEO would otherwise be entitled to receive to below the threshold triggering the excise taxes under Section 4999, provided that the net, after-tax benefit to the NEO is higher.

The tables assume that termination, including termination following a Change in Control, took place on December 31, 2017.

34
RRD 2018 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Knotts, the Company’s President and Chief Executive Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause ($)		Resignation for other than Good Reason or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)		Disability ($)		Death ($)
Cash:
Base Salary	1,900,000	(1)	—	2,840,500	(2)	—(3)		—
Bonus	2,375,000	(1)	—	3,550,625	(2)	—(4)		—(4)
Deferred Cash	—		—	—		—		—
Lump Sum	—		—	75,000		—		—
Equity: (5)
Restricted Share Units(6)	3,347,144		—	3,347,144		3,347,144		3,347,144
Performance Units(7)	—		—	594,795		594,795		594,795
Benefits and Perquisites:(8)
Post-Termination Health Care	29,762		—	29,762		—		—
Supplemental Life Insurance	4,100		—	4,100		—		2,000,000	(9)
Supplemental Disability Insurance	9,436		—	9,436		2,084,994	(10)	—
Financial Planning	24,000		—	24,000		—		—
Car Allowance	33,600		—	33,600		—		—
Total:	7,723,042		—	10,508,962		6,026,933		5,941,939

(1)	Mr. Knotts is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. Knotts is entitled to 2.99x base salary and 2.99x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Knotts is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2017, Mr. Knotts would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan.

(3)	Mr. Knotts is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)	Pursuant to the terms of the Company’s AIP, Mr. Knotts is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as, and to the extent that, all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Knotts would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(5)	Assumes a price per share of $9.30 on December 29, 2017.

(6)	All unvested equity awards held by Mr. Knotts will immediately vest under the terms of the 2012 PIP.

(7)	All unvested PSU awards held by Mr. Knotts will forfeit upon a Resignation for Good Reason or Termination Without Cause (without a Change in Control) and vest at 50% (or actual, if greater) under the terms of the 2012 PIP for Change in Control, Disability or Death scenarios.

(8)	Except as disclosed, Mr. Knotts receives the same benefits that are generally available to all salaried employees upon death or disability.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

(10)	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

35
RRD 2018 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Peterson, the Company’s Executive Vice President and Chief Financial Officer, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	550,000	(1)	—	550,000	(1)	—(2)	—
Bonus	440,000	(1)	—	440,000	(1)	—(3)	—(3)
Deferred Cash	—		—	—		—	—
Equity:(4)
Restricted Share Units(5)	1,000,000		—	717,402		717,402	717,402
Performance Share Units(6)	—			145,392		145,392	145,392
Benefits and Perquisites:(7)
Post-Termination Health Care	6,128		—	6,128		—	—
Supplemental Life Insurance	—		—	—		—	—
Supplemental Disability Insurance(8)	—		—	—		2,055,006	—
Financial Planning	—		—	—		—	—
Car Allowance	—		—	—		—	—
Total:	1,996,128		—	1,858,922		2,917,800	862,794

(1)	Mr. Peterson is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. Peterson is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)	Pursuant to the terms of the Company’s AIP, Mr. Peterson is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Peterson would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	Assumes a price per share of $9.30 on December 29, 2017.

(5)	Pursuant to the terms of his unemployment agreement, the unvested grant value of Mr. Peterson’s October 2016 equity award would be paid upon a termination without cause. All unvested equity awards held by Mr. Peterson will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(6)	All unvested PSU awards held by Mr. Peterson will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 PIP in the event of a change of control, disability or death.

(7)	Except as disclosed, Mr. Peterson receives the same benefits that are generally available to all salaried employees upon death or disability

(8)	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Peterson in excess of the amount generally available to all salaried employees.

36
RRD 2018 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Pecaric, the Company’s Executive Vice President, Chief Commercial Officer and President of International, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	475,000	(1)	—	475,000	(1)	—(2)	—
Bonus	380,000	(1)	—	380,000	(1)	—(3)	—(3)
Deferred Cash(4)	25,000		—	25,000		25,000	25,000
Equity: (5)
Restricted Share Units(6)	—		—	585,779		585,779	585,779
Performance Share Units(7)	—			105,741		105,741	105,741
Benefits and Perquisites:(8)
Post-Termination Health Care	6,128		—	6,128		—	—
Supplemental Life Insurance	—		—	—		—	—
Supplemental Disability Insurance(9)	—		—	—		1,679,994	—
Financial Planning	—		—			—	—
Car Allowance	—		—			—	—
Total:	886,127		—	1,577,648		2,396,514	716,520

(1)	Mr. Pecaric is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. Pecaric is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)	Pursuant to the terms of the Company’s AIP, Mr. Pecaric is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Pecaric would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	The unvested portion of Mr. Pecaric’s 2014 cash retention award awarded under the 2012 PIP in March 2014 would vest and become payable pursuant to the terms of the award.

(5)	Assumes a price per share of $9.30 on December 29, 2017.

(6)	All unvested equity awards held by Mr. Pecaric will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(7)	All unvested PSU awards held by Mr. Pecaric will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 PIP in the event of a change of control, disability or death.

(8)	Except as disclosed, Mr. Pecaric receives the same benefits that are generally available to all salaried employees upon death or disability

(9)	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Pecaric in excess of the amount generally available to all salaried employees.

37
RRD 2018 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Ms. Steiner, the Company’s Executive Vice President and General Counsel would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	350,000	(1)	—	350,000	(1)	—(2)	—
Bonus	280,000	(1)	—	280,000	(1)	—(3)	—(3)
Deferred Cash(4)	92,500		—	92,500		92,500	92,500
Equity: (5)
Restricted Share Units(6)	—		—	271,374		271,374	271,374
Performance Share Units(7)	—			85,913		85,913	85,913
Benefits and Perquisites:(8)
Post-Termination Health Care	5,417		—	5,417		—	—
Supplemental Life Insurance	—		—	—		—	—
Supplemental Disability Insurance(9)	—		—	—		3,240,000	—
Financial Planning	—		—	—		—	—
Car Allowance	—		—	—		—	—
Total:	727,917		—	1,085,204		3,689,787	449,787

(1)	Ms. Steiner is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Ms. Steiner is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)	Pursuant to the terms of the Company’s AIP, Ms. Steiner is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Ms. Steiner would have been entitled to her annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	The unvested portions of Ms. Steiner’s 2014 cash retention award, 2015 cash retention award and 2016 cash retention award, awarded under the 2012 PIP in March 2014, March 2015 and March 2016, respectively, vest and become payable pursuant to the terms of the award.

(5)	Assumes a price per share of $9.30 on December 29, 2017.

(6)	All unvested equity awards held by Ms. Steiner will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(7)	All unvested PSU awards held by Ms. Steiner will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 PIP in the event of a change of control, disability or death.

(8)	Except as disclosed, Ms. Steiner receives the same benefits that are generally available to all salaried employees upon death or disability.

(9)	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Ms. Steiner in excess of the amount generally available to all salaried employees.

38
RRD 2018 Notice of Meeting and Proxy Statement

In accordance with Item 402(u) of Regulation S-K, public companies are required to disclose the ratio of the median annual total compensation of all employees other than the CEO to the annual total compensation of the CEO. In accordance with this rule, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Daniel L. Knotts, our CEO.

To identify our median employee, we pulled base salary and hourly wages (including overtime) for each of our approximately 42,700 employees globally as of December 31, 2017. No cost-of-living adjustment was applied and we used an exchange rate based on the monthly average for December 2017 to convert salaries and wages to comparable US dollar amounts.

In accordance with SEC rules and interpretations, for purposes of this calculation, we excluded employees from the following countries based on the small number of employees in each such country: Costa Rica (79 employees), Czech Republic (277 employees), Grenada (6 employees), Guatemala (14 employees), Honduras (36 employees), Mexico (1,021 employees), Saint Lucia (7 employees), Sri Lanka (653 employees) and Trinidad and Tobago (18 employees).

This process resulted in a median group consisting of several employees and a representative employee was selected in accordance with SEC guidance. Our resulting median employee is located in Asia.

For the fiscal year ended December 31, 2017, the estimated median of the annual total compensation of our employees other than our CEO, Mr. Knotts, was $28,017 and the annual total compensation of Mr. Knotts as set forth in the summary compensation table on page 27 of this proxy statement was $7,103,711. Based on this information, the ratio of the total annual compensation of Mr. Knotts to the median of the annual total compensation of all employees was estimated to be 254 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodologies described above.

The SEC’s rules for identifying our median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions to reflect the employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio determined above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

39
RRD 2018 Notice of Meeting and Proxy Statement

Director Compensation

DIRECTOR COMPENSATION PROGRAM

Pursuant to the Company’s director compensation program, each non-employee director receives an annual cash retainer of $105,000 and an annual equity retainer with a fair market value of $140,000. In addition, each director will also receive, as applicable, the following additional cash and equity retainers:

Cash:

—	$25,000, for serving as the chair of the Audit or HR Committees;
—	$20,000, for serving as chair of Corporate Responsibility & Governance Committee;
—	$75,000, for serving as chair of the Board.

Equity:

—	$75,000, for serving as the chair of the Board

Director RSUs vest and are payable on the first anniversary of the date of grant. In the event of termination of service on the Board prior to a vesting date, all RSUs will vest. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out in cash with the corresponding RSU.

Fair market value is defined as the closing price of the Company’s stock on the date of grant.

Pension

Under the Wallace Computer Services Directors Pension Plan, Mr. Pope will receive quarterly payments of $6,250 starting at the later of age 60 or termination of service on the Board and continuing until the balance in such director’s pension account has been paid out. As of December 31, 2017, Mr. Pope had a balance of $175,000. No other director will receive payments under this plan as the plan is frozen.

Mr. Pope also receives a benefit under the Moore Wallace Capital Accumulation Plan for Directors. Under this plan, Mr. Pope receives an annual payment of $5,331, continuing until age 80. No other director receives payments under this plan and the plan is frozen.

Benefits

Non-employee directors may also elect to participate in the Company’s medical benefit plans. Any director who so elects pays the full cost of participation as if such director were a retiree of the Company.

Stock Ownership Requirements

The Board has established stock ownership guidelines for all non-employee directors. These guidelines are designed to encourage the Board to have a meaningful equity ownership in the Company, thereby linking their interests with those of our stockholders. Pursuant to the stock ownership guideline, each non-employee director is expected to own and retain 50,000 shares of capital stock or equivalents in the Company within five years from the annual meeting at which he or she is elected to the Board. For those non-employee directors who do not meet the guideline, it is expected that progress will be made towards the goal on an annual basis. The Corporate Responsibility & Governance Committee monitors compliance with the guidelines and conducts a formal review on an annual basis.

40
RRD 2018 Notice of Meeting and Proxy Statement

DIRECTOR COMPENSATION

2017 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive compensation as described above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Irene M. Esteves(4)	55,233	73,644		1,262		130,139
Susan M. Gianinno	125,000	139,995		9,938		274,933
Jeffrey G. Katz	105,000	139,995		20,149		265,144
Timothy R. McLevish	130,000	156,968	(5)	3,269		290,237
Jamie Moldafsky	105,000	156,968	(5)	3,269		265,237
P. Cody Phipps	130,000	156,968	(5)	3,269		290,237
John C. Pope	180,000	215,000		60,841	(6)	455,841

(1)	In accordance with the director compensation plan effective October 1, 2016, amounts in this column include an annual retainer of $105,000 plus $25,000 for serving as the chair of the Audit or HR Committees; $20,000 for serving as the chair of the Corporate Responsibility & Governance Committee; and $75,000 for serving as the chair of the Board.

(2)	The amounts shown in this column constitute restricted share units granted under the Company’s 2012 PIP awarded as payment of non-employee director annual retainer and fees for serving as chairperson of the Board or committees calculated as set forth above. The grant date fair value with respect to the restricted share units is determined in accordance with ASC Topic 718. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

(3)	Includes dividend equivalents and interest accrued on dividend equivalents on restricted share awards credited to each directors’ account.

(4)	Ms. Esteves joined our Board on November 3, 2017.

(5)	Includes the value of 1,825 phantom stock units granted in 2017 to such director under the Company’s 2017 PIP as payment of a pro-rated portion of such director’s annual retainer for 2016. These phantom stock units will vest on October 1, 2019 and be settled in cash. The grant date fair value with respect to the phantom stock units is determined in accordance with ASC Topic 718. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to ASC Topic 718.

(6)	Includes $10,287 in dividends paid and interest accrued on amounts held in Mr. Pope’s director’s account under the Wallace Computer Services Inc. Director Retainer Fee Plan pursuant to which the director retainer fees were credited as shares of stock in Company maintained accounts, similar to phantom stock. Dividends paid and interest accrued on these shares are accrued and credited as additional shares on December 31 of each year. At year end, an additional purchase of shares was made with the dividends and interest earned in 2017. That purchase resulted in an additional 1,074 shares being purchased. As of December 31, 2017, Mr. Pope held a total of 19,071 shares of RRD common stock in the Wallace Computer Services Inc. Director Retainer Fee Plan. Mr. Pope’s amount also includes a $5,331 annual annuity payment payable to Mr. Pope under the Wallace Capital Accumulation Plan (the “CAP”), a frozen deferred compensation plan in which Mr. Pope participated while a director of Wallace Computer Services. The CAP provides for 15 annuity payments to be paid beginning at age 65.

41
RRD 2018 Notice of Meeting and Proxy Statement

Certain Transactions Section 16(a) Beneficial Ownership Reporting Compliance

The Company has a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest, and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the Chair of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2017 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met.

42
RRD 2018 Notice of Meeting and Proxy Statement

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by Auditing Standards No. 1301, including its judgments as to the quality of the Company’s financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described on the next page.

During the course of the fiscal year ended December 31, 2017, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee

Timothy R. McLevish, Chairman

Irene M. Esteves

Jeffrey G. Katz

John C. Pope

43
RRD 2018 Notice of Meeting and Proxy Statement

The Company’s Independent Registered Public Accounting Firm

FEES

Pre-Approval Policy

The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established under the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

Type of Fee	Fiscal 2017	Fiscal 2016
Audit Fees	$5,968,000	$7,171,000
Audit-Related Fees	$—	$4,229,000
Tax Fees	$53,000	$100,000
All Other Fees	$—	$—
Total	$6,021,000	$11,500,000

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2017 and 2016. Audit Fees primarily include the audit of the Company’s annual financial statements included in the Company’s Forms 10-K and the review of the Company’s quarterly financial statements included in the Company’s Forms 10-Q. Lastly, Audit Fees include fees for AT101 attestation reports over IT controls during 2017 and 2016.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered during 2017 and 2016 were $0 and $4,229,000, respectively. Audit-related fees paid to Deloitte in 2016 primarily related to fees associated with the audit and review by Deloitte of the carve-out financial statements of LSC and Donnelley Financial, services provided to translate the Donnelley Financial and LSC Canadian prospectus filed in Quebec into French for regulatory filing purposes, and services performed relating to LSC and Donnelley Financial bond offerings in August and September 2016, respectively.

Tax Fees — Total fees paid to Deloitte for tax services rendered during 2017 and 2016 were $53,000 and $100,000, respectively, primarily related to international tax compliance.

All Other Fees — No other fees were paid to Deloitte for any other services rendered during 2017 and 2016.

44
RRD 2018 Notice of Meeting and Proxy Statement

Submitting Stockholder Proposals and Nominations for 2018 Annual Meeting Discretionary Voting of Proxies on Other Matters

Any proposals that stockholders wish to present at the 2019 Annual Meeting must be received by December 10, 2018 in order to be considered for inclusion in the Company’s proxy materials. The 2019 Annual Meeting is currently scheduled to be held on May 16, 2019.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2019 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 60 and 90 days before May 17, 2019 (i.e. between February 16, 2019 and March 18, 2019). If the 2019 Annual Meeting is scheduled on a date that is more than 30 days prior to or after May 17, 2019, stockholders are allowed to submit a notice or nomination proposal before the later of the date 60 days prior to the meeting date or the tenth day after the meeting date is announced.

A nomination or proposal that does not supply the required information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, R. R. Donnelley & Sons Company, 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601.

The Company’s management does not currently intend to bring any proposals to the 2018 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation and the ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By Order of the Board of Directors

Deborah L. Steiner, Corporate Secretary and General Counsel

Chicago, Illinois, April 9, 2018

45
RRD 2018 Notice of Meeting and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

R. R. Donnelley & Sons Company

Reconciliation of a GAAP to Non-GAAP Net (Loss) Earnings Attributable to Common Stockholders Per Diluted Share

For the Twelve Months Ended December 31, 2017

(UNAUDITED)

For the Twelve Months Ended December 31, 2017
GAAP basis measure	$(0.49)
Non-GAAP adjustments:
Restructuring, impairment and other charges—net (1)	0.57
Loss on debt extinguishments (2)	0.18
Net gain on investments (3)	(0.64)
Tax expense related to the enactment of the Tax Cuts and Jobs Act (4)	1.57
Other (5)	0.01
Total Non-GAAP adjustments	1.69
Non-GAAP measure	$1.20

(1)	Restructuring, impairment and other charges — net: charges incurred in the twelve months ended December 31, 2017 included pre-tax charges of $23.5 million for employee termination costs; $21.3 million for the impairment of goodwill in the digital and creative solutions reporting unit within the Strategic Services segment; $4.8 million of lease termination and other restructuring costs; $2.3 million for multi-employer pension plan withdrawal obligations unrelated to facility closures; $0.2 million related to the impairment of intangible assets in the commercial and digital print reporting unit within the Variable Print segment; and $0.9 million of net impairment charges of long-lived assets. Charges incurred in the twelve months ended December 31, 2016 included pre-tax charges of $527.8 million for the impairment of goodwill in the commercial and digital print and statement printing reporting units within the Variable Print segment; $29.7 million related to the impairment of intangible assets in the commercial and digital print reporting unit within the Variable Print segment; $21.9 million for employee termination costs; $3.5 million of lease termination and other restructuring costs; $2.3 million of other charges; and a $0.9 million net gain on the sale of previously impaired other long-lived assets.

(2)	Loss on debt extinguishments: related to the premiums paid in connection with the tenders, unamortized debt issuance costs and other expenses due to the repurchase of debentures and senior notes, the debt-for-equity exchange of senior notes and the amendment and restatement of the credit agreement during the twelve months ended December 31, 2017.

(3)	Net gain on investments: included a pre-tax non-cash net realized gain of $94.0 million ($95.7 million after-tax) resulting from the debt-for-equity exchange of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes and a pre-tax gain of $1.3 million ($0.8 million after-tax) resulting from the sale of certain of the Company’s affordable housing investments, partially offset by a pre-tax loss of $51.6 million ($51.6 million after-tax) resulting from the sale of the Company’s retained shares in LSC during the twelve months ended December 31, 2017. The twelve months ended December 31, 2016 included a pre-tax loss of $1.4 million resulting from the impairment of one of the Company’s equity investments and pre-tax gain of $0.1 million resulting from the sale of certain of the Company’s affordable housing investments.

(4)	Tax expense related to the enactment of the Tax Cuts and Jobs Act: included a provisional estimate for the one-time transition tax on foreign earnings of $103.5 million, as well as a provisional adjustment to the net deferred tax assets for the reduced corporate income tax rate of $6.8 million.

(5)	Other: included charges related to consulting and other expenses associated with the 2016 spinoff transactions, non-cash pension settlement and the recognition of deferred income tax benefit for the twelve months ended December 31, 2017 and 2016.

A-1
RRD 2018 Notice of Meeting and Proxy Statement

rrd

50,000+ CLIENTS ACROSS 4 CONTINENTS IN 34 COUNTRIES

99% of Fortune 100 **96%** of Fortune 500 **89%** of Fortune 1000 **43,000** Employees Worldwide **328** Locations

Integrated multichannel marketing and business communications solutions

001CSN322A

MIX
Paper from responsible sources
FSC® C132107
FSC www.fsc.org

© 2018 R. R. Donnelley & Sons Company, all rights reserved.
RR Donnelley® and RRD are registered trademarks of R. R. Donnelley & Sons Company.
35 West Wacker Drive, Chicago, IL 60601

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2018 (except as otherwise set forth in this Proxy).

Vote by Internet
• Go to www.investorvote.com/RRD
OR
• Scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Irene M. Esteves	☐	☐	☐	02 - Susan M. Gianinno	☐	☐	☐	03 - Daniel L. Knotts	☐	☐	☐

04 - Timothy R. McLevish	☐	☐	☐	05 - Jamie Moldafsky	☐	☐	☐	06 - P. Cody Phipps	☐	☐	☐

07 - John C. Pope	☐	☐	☐

B	Proposals —	The Board of Directors recommends a vote FOR Proposal 2 and FOR Proposal 3.

	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation	☐	☐	☐
3. Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

02SS7F

Admission Ticket

R.R. Donnelley & Sons Company

2018 Annual Meeting of Stockholders

Thursday, May 17, 2018 at 11:00 a.m. (Central Time)

Hotel Arista

2139 City Gate Lane

Naperville, Illinois 60563

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted.

You may be asked for identification at the time of admission.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — R. R. Donnelley & Sons Company	+

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 17, 2018

The undersigned hereby appoints Terry D. Peterson and Deborah L. Steiner, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R. R. Donnelley & Sons Company to be held on May 17, 2018, at 11:00 a.m., Central time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Irene M. Esteves, (02) Susan M. Gianinno, (03) Daniel L. Knotts, (04) Timothy R. McLevish, (05) Jamie Moldafsky, (06) P. Cody Phipps and (07) John C. Pope.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees, FOR Proposal 2 and FOR Proposal 3. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

D	Authorized Signatures — This section must be completed for your vote to be counted — date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	x

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Irene M. Esteves	☐	☐	☐	02 - Susan M. Gianinno	☐	☐	☐	03 - Daniel L. Knotts	☐	☐	☐

04 - Timothy R. McLevish	☐	☐	☐	05 - Jamie Moldafsky	☐	☐	☐	06 - P. Cody Phipps	☐	☐	☐

07 - John C. Pope	☐	☐	☐

B	Proposals —	The Board of Directors recommends a vote FOR Proposal 2 and FOR Proposal 3.

	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation	☐	☐	☐

3. Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

02SS8E

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — R. R. Donnelley & Sons Company	+

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 17, 2018

The undersigned hereby appoints Terry D. Peterson and Deborah L. Steiner, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R. R. Donnelley & Sons Company to be held on May 17, 2018, at 11:00 a.m., Central time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Irene M. Esteves, (02) Susan M. Gianinno, (03) Daniel L. Knotts, (04) Timothy R. McLevish, (05) Jamie Moldafsky, (06) P. Cody Phipps and (07) John C. Pope.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees, FOR Proposal 2 and FOR Proposal 3. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

C	Authorized Signatures — This section must be completed for your vote to be counted — date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.	+